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                                  EXHIBIT 10.6

SECOND DEATH BENEFIT AND POST-RETIREMENT NON-COMPETITION AND CONSULTATION AGREEMENT DATED APRIL 28, 1997, BETWEEN REGISTRANT'S SUBSIDIARY, FIRST-CITIZENS BANK & TRUST COMPANY, AND GEORGE H. BROADRICK


                    SECOND DEATH BENEFIT AND POST-RETIREMENT
                   NONCOMPETITION AND CONSULTATION AGREEMENT

                  THIS SECOND DEATH BENEFIT AND POST-RETIREMENT NONCOMPETITION AND CONSULTATION AGREEMENT ("Second Agreement"), made and entered into as of the 28th day of April, 1997, by and between FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina banking corporation with its principal office in Raleigh, Wake County, North Carolina (hereinafter referred to as "Bank"); and GEORGE H. BROADRICK (hereinafter referred to as "Broadrick");
                              W I T N E S S E T H:
                  WHEREAS, Broadrick and Bank previously entered into an Employee Death Benefit and Post-Retirement Noncompetition and Consultation Agreement, dated as of the 1st day of January, 1986 (the "1986 Agreement"), which became effective with Broadrick's retirement on June 15, 1987; and,
                  WHEREAS, Broadrick has provided outstanding guidance, leadership and direction in the growth, management and development of Bank, and has continued to serve on the Board of Directors of Bank and its parent, First Citizens BancShares, Inc. ("BancShares"), and has served for a number of years as Chairman of the Executive Committees of the Boards of Directors of Bank and BancShares; and,
                  WHEREAS, Bank desires to continue to have Broadrick's experience and knowledge available to it and to limit his availability to other employers or entities in competition with Bank; and,
                  WHEREAS, Broadrick has served very faithfully under the 1986 Agreement, and Bank has offered to Broadrick a second noncompetition arrangement, together with a limited, when called, independent contractor consultation service arrangement and a death benefit arrangement for Broadrick's designated beneficiary or estate, as applicable, and the parties hereto have reached an agreement concerning the independent contractor consulting relationship, the noncompetition arrangement, the death benefit arrangement, and other matters contained herein, and desire to set forth the terms and conditions thereof by entering into this Second Agreement.
                  NOW, THEREFORE, for and in consideration of the mutual promises and undertakings herein set forth, the parties hereto do agree as follows:

1. EFFECTIVE DATE. The term "Effective Date," as used herein, shall be defined for purposes of this Second Agreement as the last day of the calendar month in which Broadrick receives the final payment due under the 1986 Agreement.

2. CONSULTATION PAYMENTS. Broadrick shall be paid by Bank the sum of One Thousand One Hundred Ninety-Four and 58/100 ($1,194.58) per month, beginning the first calendar month following the calendar month of the Effective Date, for a period of ten (10) consecutive years following the Effective Date or until death, whichever first occurs. Such monthly payments shall be paid for and in consideration of


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Broadrick's consultation services, as provided herein; such sum to be payable to
Broadrick whether or not Broadrick's consultation services have been utilized by Bank. Consultation payments hereunder shall be payable each month without deductions and Broadrick agrees to be solely responsible for the payment of all income and other taxes out of said funds and all Social Security, self-employment and any other taxes or assessments, if any, applicable on said compensation.
                  For and in consideration of said monthly Consultation Payments to Broadrick, Broadrick will provide support, sponsorship, advisory and consultation services as an independent contractor to Bank, as and when Bank may request, which services may be provided with respect to all phases of Bank's business and particularly those phases in which Broadrick has particular expertise and knowledge. Broadrick's services shall be limited to those of an independent consultant, shall not be on a day-to-day regularly scheduled operational basis and shall be provided only when Broadrick is reasonably available and willing. Bank shall make available to Broadrick such office space and equipment as are reasonably necessary for Broadrick to carry out the obligations under this Second Agreement and shall reimburse Broadrick for any extraordinary expenses incurred in carrying out the obligations hereunder.
                  As of the Effective Date, Broadrick and Bank agree that Broadrick shall be, under the terms of this Second Agreement, an independent contractor, and Broadrick agrees that his rights and privileges and his obligations are as provided in this Second Agreement as to matters covered herein.
                  If Broadrick should die during said ten (10) year period, payments under this Paragraph shall terminate. Future payments, if any, to Broadrick's designated beneficiary or Broadrick's estate shall be made in accordance with the provisions of Paragraph 4 of this Second Agreement.
1. NONCOMPETITION PAYMENTS. Following the Effective Date, Broadrick shall be paid by Bank the sum of Three Thousand Five Hundred Eighty-Three and 83/100 Dollars ($3,583.83) per month, beginning the calendar month following the Effective Date, for a period of ten (10) consecutive years following the Effective Date, or until death, whichever first occurs. Such monthly payments shall be paid for and in consideration of Broadrick's Covenant Not to Compete, as provided herein. Noncompetition Payments hereunder shall be payable each month without deductions and Broadrick agrees to be solely responsible for the payment of all income or other taxes or assessments, if any, applicable on said payments.
                  Except for service to the parent, subsidiaries or affiliates of Bank, for and in consideration of said monthly Noncompetition Payments to Broadrick, Broadrick agrees that he will not become an officer or employee of, provide any consultation to nor participate in any manner with any other entity of any type or description involved in any major element of business which Bank is performing at the Effective Date, nor will Broadrick perform or seek to perform any consultation or other type of work or service with any other firm, person or entity, directly or indirectly, in any such business which competes with Bank, whether done directly or indirectly, in ownership, consultation, employment or otherwise. Broadrick agrees not to reveal to outside sources, without the consent of Bank, any matters, the revealing of which could, in any manner, adversely affect or disclose Bank's business or any part thereof, unless required by law to do so. This Covenant Not to Compete by Broadrick is limited to the geographic area of North Carolina, shall exist for and during the term of all payments to be made under this

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Covenant Not to Compete, whether made directly by Bank or as otherwise provided herein, and shall not prevent Broadrick from carrying out his responsibilities as trustee under any trust of which he is now, or may be a trustee in the future, nor from purchasing or acquiring on his own behalf, as an investor only, a financial interest of less than five percent (5%) in a business or other entity which is in competition with Bank.
                  Broadrick acknowledges that the remedy at law for breach of Broadrick's Covenant Not to Compete will be inadequate and that Bank shall be entitled to injunctive relief as to any violation thereof; however, nothing herein shall be construed as prohibiting Bank from pursuing any other remedies available to it, in addition to injunctive relief, whether at law or in equity, including the recovery of damages. In the event Broadrick shall breach any condition of Broadrick's Covenant Not to Compete, then Broadrick's right to any of the payments becoming due under Paragraphs 2 and 3 of this Second Agreement after the date of such breach shall be forever forfeited and Broadrick's designated beneficiary's or Broadrick's estate's right to any payments under this Second Agreement shall likewise be forever forfeited. This forfeiture is in addition to and not in lieu of any of the above-described remedies of Bank and shall be in addition to any injunctive or other relief as described herein. Broadrick further acknowledges that any breach of Broadrick's Covenant Not to Compete shall be deemed a material breach of this Second Agreement.
                  If Broadrick should die during said ten (10) year period, payments under this Paragraph shall terminate. Future payments, if any, to Broadrick's designated beneficiary or Broadrick's estate shall be made in accordance with the provisions of Paragraph 4 of this Second Agreement.
1. DEATH BENEFITS; CONTINUATION OF PAYMENTS. Upon Broadrick's death during the period between the date of this Agreement and the Effective Date, or during the ten (10) year period of payments hereunder following the Effective Date, the sum of Four Thousand Seven Hundred Seventy-Eight and 41/100 Dollars ($4,778.41) per month shall be paid to Broadrick's designated beneficiary or Broadrick's estate, as applicable, as Death Benefits, beginning the first calendar month following the date of Broadrick's death and continuing thereafter until the expiration of said ten (10) year period. Once the Death Benefits and/or Consultation and Noncompetition Payments are begun, whether paid by Bank or as otherwise provided herein, the maximum payment period under this Second Agreement is ten (10) years. Payments hereunder shall be payable each month without deductions and the recipient shall be solely responsible for all income and other taxes and assessments applicable on said payments.
2. FORFEITURE OF BENEFITS. This Second Agreement is subject to termination by Bank at any time and without stated cause. In the event Bank shall terminate this Second Agreement, Broadrick shall forfeit all rights to receive any payment provided for herein. Broadrick acknowledges and agrees that any benefit provided for herein is merely a contractual benefit and that nothing contained herein shall be construed as conferring upon Broadrick any vested benefits or any vested rights to receive any payment provided for herein and that any and all payments provided for herein shall be subject to a substantial risk of forfeiture until such time as said payments are actually made by Bank.
3. CLAIMS PROCEDURE. If any benefits
become payable under the Agreement, Broadrick (or Broadrick's beneficiary or estate, as applicable, in the case of Broadrick's death) shall file a claim for


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benefits by notifying Bank orally or in writing. If the claim is wholly or partially denied, Bank shall provide a written notice within ninety (90) days specifying the reasons for the denial, any additional material or information necessary to receive benefits, and the steps to be taken if a review of the denial is desired.
                  If a claim is denied and a review is desired, Broadrick (or Broadrick's beneficiary or estate, in the case of Broadrick's death) shall notify Bank in writing within sixty (60) days. In requesting a review, Broadrick or Broadrick's beneficiary or estate, as applicable, may submit any written issues and comments he or she feels are appropriate. Bank shall then review the claim and provide a written decision within sixty (60) days. This decision shall state the specific reasons for the decision and shall include references to specific provisions on which the decision is based and shall be binding.
1. ASSIGNMENT OF RIGHTS. Neither Broadrick nor any designated beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payment hereunder.
2. PAYMENTS AND FUNDING. Any payments under this Second Agreement shall be independent of, and in addition to, those under any other Plan, program or agreement which may be in effect between the parties hereto, or any other compensation payable to Broadrick or Broadrick's designee by Bank. This Second Agreement shall not restrict payment to Broadrick for service to Bank as a director or in any other capacity. This Second Agreement shall not be construed as a contract of employment.
                  Bank has purchased an insurance policy on the life of Broadrick to fund, or assist in the funding, of the 1986 Agreement. A previously purchased life insurance policy may be used to fund, or assist in the funding of, this Second Agreement. Broadrick agrees to promptly supply to Bank and its selected or prospective insurance carrier, upon request, any and all information requested in order to enable the insurance carrier to evaluate the risks involved in providing any insurance requested by Bank, or the continuation of the outstanding policy. Any and all rights to any and all benefits under such insurance policy on the life of Broadrick shall be solely the property of Bank and all proceeds of such policy shall be payable by the insurer solely to Bank, as owner of such policy. Broadrick specifically waives any rights in any insurance policy on Broadrick's life owned by Bank pursuant to the 1986 Agreement or this Second Agreement. Such policy shall not serve in any way as security to Broadrick for Bank's performance under this Second Agreement. The rights accruing to Broadrick or any designee hereunder shall be solely those of an unsecured creditor of Bank and shall be subordinate to the rights of the depositors of Bank.

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                  Bank may, in its sole discretion, discharge its liabilities under this Second Agreement to Broadrick, Broadrick's designated beneficiary or Broadrick's estate at any time by the purchase of an annuity from a reputable insurance or similar company authorized to do, and doing, business in North Carolina and the assignment of the rights under said annuity to the benefit of Broadrick, Broadrick's designated beneficiary or Broadrick's estate. If this option is exercised by Bank, all rights accruing to Broadrick, Broadrick's designated beneficiary or Broadrick's estate hereunder shall be governed solely by the annuity contract and any election made under said annuity contract; and, Bank shall be fully discharged from any further liabilities to Broadrick, Broadrick's designated beneficiary or Broadrick's estate under this Second Agreement.
                  Bank may, in its sole discretion, discharge its liabilities under this Second Agreement to Broadrick, Broadrick's designated beneficiary or Broadrick's estate at any time by determining the present value of the payments due hereunder, said amount to be determined by the use of the U.S. Government bond rate for the nearest year applicable to the time of the payments due hereunder for the present value computation and once determined, by payment of said amount in a lump sum to Broadrick, Broadrick's designated beneficiary or Broadrick's estate, as applicable.
1. BINDING EFFECT. This Second Agreement shall be binding upon Broadrick, his heirs, personal representatives and assigns and upon Bank, its successors and assigns.
2. SATISFACTION OF 1986 AGREEMENT. Broadrick acknowledges that the Bank has made all payments due to date under the 1986 Agreement and that, with the payments made through June 1997, Bank shall have fully performed its obligations under the 1986 Agreement. Upon such payments, Broadrick agrees that he shall have no further rights under the 1986 Agreement. Further, Broadrick's designated beneficiary under the 1986 Agreement shall have no further claims under the 1986 Agreement.
3. AMENDMENT OF AGREEMENT. This Second Agreement may not be altered, amended or revoked except by a written agreement signed by Bank and Broadrick.
4. INTERPRETATION. Where appropriate in this Second Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine and neuter genders.
5. INVALID PROVISION. The invalidity or unenforceability of any particular provision of this Second Agreement shall not affect the other provisions hereof, and this Second Agreement shall be construed in all respects as if such invalid or unenforceable provision were not contained herein.
6. GOVERNING LAW. This Second Agreement shall be construed and enforced in accordance with and governed by the laws of the State of North Carolina.

                  IN TESTIMONY WHEREOF, Bank has caused this Second Agreement to be executed in its corporate name by its Vice Chairman, attested by its Secretary and its corporate seal to be hereto affixed, all by the authority of its Board of Directors duly given, and Broadrick has hereunto set his hand and adopted as his seal the typewritten word "SEAL" appearing beside his name, as of the day and year first above written.


                                            FIRST-CITIZENS BANK & TRUST COMPANY


                                            By:  _______________________________
                                                      James B. Hyler, Jr.,
                                                         Vice Chairman

ATTEST:

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______________________________________
Alexander G. MacFadyen, Jr., Secretary


                                            ______________________________(SEAL)
                                            George H. Broadrick